PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: George Gutierrez Vice President of Global Communications (831) 458-7537

Plantronics Announces First Quarter Fiscal Year 2016 Financial Results
Revenue and Profitability in Line with Guidance; 10 Millionth Unified Communications Headset Shipped

SANTA CRUZ, CA - July 27, 2015 - Plantronics, Inc. (NYSE: PLT) today announced first quarter fiscal year 2016 financial results. Highlights of the first quarter include the following (comparisons are against the first quarter of fiscal year 2015):

•	Net revenues were $206.4 million compared with $216.7 million

•	GAAP gross margin was 52.0% compared with 52.9%

◦	Non-GAAP gross margin was 52.4% compared with 53.2%

•	GAAP operating income was $29.4 million compared with $37.8 million

◦	Non-GAAP operating income was $37.5 million compared with $44.1 million

•	GAAP diluted earnings per share (“EPS”) was $0.55 compared with $0.68

◦	Non-GAAP diluted EPS was $0.67 compared with $0.78

Q1 Fiscal Year 2016 GAAP Results

	Q1 2016		Q1 2015		Change (%)
Net revenues	$206.4	million	$216.7	million	(4.8)%
Operating income	$29.4	million	$37.8	million	(22.2)%
Operating margin	14.2%		17.4%
Diluted EPS	$0.55		$0.68		(19.1)%

Q1 Fiscal Year 2016 Non-GAAP Results

	Q1 2016		Q1 2015		Change (%)
Operating income	$37.5	million	$44.1	million	(15.1)%
Operating margin	18.2%		20.4%
Diluted EPS	$0.67		$0.78		(14.1)%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Our first quarter financial results were in-line with our expectations and we executed well on the product side with the recent introduction of several innovative new products for Unified Communications, Consumer Entertainment and Gaming,” stated Ken Kannappan, President & CEO. “We significantly reduced our share count during the quarter by purchasing over five million shares through the strategic use of our line of credit with Wells Fargo and thereafter a portion of the proceeds from our $500 million senior notes offering.”
“Our quarter ending cash, cash equivalents and investments grew to $683 million principally as a result of the proceeds of our senior notes offering, offset by approximately $284 million which we used to pay off our line of credit and to repurchase additional shares of our stock,” stated Pam Strayer, Senior Vice President and Chief Financial Officer. “On a constant currency basis, our overall revenue declined by 1%, but our Enterprise revenues grew by 3%.”
Enterprise net revenues were down slightly to $151.8 million in the first quarter of fiscal year 2016 compared with $152.4 million in the first quarter of fiscal year 2015.
Consumer net revenues were $54.6 million in the first quarter of fiscal year 2016, down from $64.3 million in the first quarter of fiscal year 2015, due primarily to a decline in mono Bluetooth demand and reduced sales of stereo Bluetooth products.

Plantronics Announces Quarterly Dividend of $0.15
We are also announcing that we have declared a quarterly dividend of $0.15 per common share, to be paid on September 10, 2015 to all shareholders of record as of the close of business on August 20, 2015.

Business Outlook
The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.
We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.
Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions and currency fluctuations, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.
Subject to the foregoing, we currently expect the following range of financial results for the second quarter of fiscal year 2016:

•	Net revenues of $202 million to $212 million;

•	GAAP operating income of $25 million to $29 million;

•	Non-GAAP operating income of $34 million to $38 million, excluding the impact of $9 million from stock-based compensation and purchase accounting amortization from GAAP operating income;

•	Assuming approximately 35 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.39 to $0.47;

•	Non-GAAP diluted EPS of $0.58 to $0.66; and
Cost of stock-based compensation and purchase accounting amortization to be approximately $0.19 per diluted share.

Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results
We have scheduled a conference call to discuss first quarter fiscal 2016 financial results. The conference call will take place today, July 27, 2015, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.
A replay of the call with the conference ID # 67985908 will be available until August 27, 2015 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.
A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our estimates of GAAP and non-GAAP financial results for the second quarter of fiscal year 2016, including net revenues, operating income and diluted EPS; (ii) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the second quarter of fiscal year 2016; and (iii) our estimate of weighted average shares outstanding for the second quarter of fiscal year 2016, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize and achieve positive financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) our sales model and expertise must successfully evolve to support complex integration of hardware and software with UC infrastructure consistent with changing customer purchasing expectations; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (vii) UC solutions generally, or our solutions in particular, may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (viii) sales cycles for more complex UC deployments are longer as compared to our traditional Enterprise products; (ix) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC products are and will be integrated;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.
For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 15, 2015 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

Financial Summaries
The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics
Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2015	2014
Net revenues	$206,358	$216,662
Cost of revenues	99,000	101,952
Gross profit	107,358	114,710
Gross profit %	52.0%	52.9%

Research, development and engineering	23,194	22,520
Selling, general and administrative	55,678	56,429
Gain from litigation settlements	(876)	(2,000)
Restructuring and other related charges	—	—
Total operating expenses	77,996	76,949
Operating income	29,362	37,761
Operating income %	14.2%	17.4%

Interest expense	(2,741)	(8)
Other non-operating income and (expense), net	(285)	1,028
Income before income taxes	26,336	38,781
Income tax expense	5,108	10,109
Net income	$21,228	$28,672

% of net revenues	10.3%	13.2%

Earnings per common share:
Basic	$0.56	$0.69
Diluted	$0.55	$0.68

Shares used in computing earnings per common share:
Basic	38,002	41,619
Diluted	38,943	42,466

Effective tax rate	19.4%	26.1%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,
	2015	2015
ASSETS
Cash and cash equivalents	$475,379	$276,850
Short-term investments	114,615	97,859
Total cash, cash equivalents and short-term investments	589,994	374,709
Accounts receivable, net	127,160	136,581
Inventory, net	55,918	56,676
Deferred tax assets	6,376	6,564
Other current assets	25,866	28,124
Total current assets	805,314	602,654
Long-term investments	92,753	107,590
Property, plant and equipment, net	139,074	139,413
Goodwill and purchased intangibles, net	16,015	16,077
Other assets	6,530	10,308
Total assets	$1,059,686	$876,042
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$38,398	$32,781
Accrued liabilities	55,485	62,041
Total current liabilities	93,883	94,822
Long-term debt, net of issuance costs	488,524	—
Long-term income taxes payable	11,999	12,984
Revolving line of credit	—	34,500
Other long-term liabilities	8,832	6,339
Total liabilities	603,238	148,645
Stockholders' equity	456,448	727,397
Total liabilities and stockholders' equity	$1,059,686	$876,042

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30,
	2015	2014
Cash flows from operating activities
Net Income	$21,228	$28,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,986	4,624
Amortization of debt issuance cost	121	—
Stock-based compensation	8,050	6,305
Excess tax benefit from stock-based compensation	(2,391)	(992)
Deferred income taxes	4,146	2,715
Provision for excess and obsolete inventories	402	379
Other operating activities	4,537	581
Changes in assets and liabilities:
Accounts receivable, net	8,579	(12,631)
Inventory, net	358	(3,983)
Current and other assets	(2,869)	(970)
Accounts payable	4,958	5,995
Accrued liabilities	(6,212)	(4,520)
Income taxes	(2,419)	3,363
Cash provided by operating activities	43,474	29,538

Cash flows from investing activities
Proceeds from sale of investments	16,375	5,014
Proceeds from maturities of investments	25,425	50,900
Purchase of investments	(43,834)	(54,867)
Capital expenditures	(3,966)	(7,312)
Cash used for investing activities	(6,000)	(6,265)

Cash flows from financing activities
Repurchase of common stock	(284,444)	(12,438)
Employees' tax withheld and paid for restricted stock and restricted stock units	(9,903)	(5,787)
Proceeds from issuances under stock-based compensation plans	3,077	2,832
Proceeds from revolving line of credit	155,749	—
Repayments of revolving line of credit	(190,249)	—
Proceeds from bonds issuance, net	489,670	—
Payment of cash dividends	(5,828)	(6,389)
Excess tax benefit from stock-based compensation	2,391	992
Cash provided by (used for) financing activities	160,463	(20,790)

Effect of exchange rate changes on cash and cash equivalents	592	63
Net increase (decrease) in cash and cash equivalents	198,529	2,546
Cash and cash equivalents at beginning of period	276,850	232,704
Cash and cash equivalents at end of period	$475,379	$235,250

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	June 30,
	2015	2014
GAAP Gross profit	$107,358	$114,710
Stock-based compensation	779	535
Non-GAAP Gross profit	$108,137	$115,245
Non-GAAP Gross profit %	52.4%	53.2%

GAAP Research, development and engineering	$23,194	$22,520
Stock-based compensation	(2,359)	(1,751)
Purchase accounting amortization	(62)	(50)
Non-GAAP Research, development and engineering	$20,773	$20,719

GAAP Selling, general and administrative	$55,678	$56,429
Stock-based compensation	(4,912)	(4,019)
Non-GAAP Selling, general and administrative	$50,766	$52,410

GAAP Operating expenses	$77,996	$76,949
Stock-based compensation	(7,271)	(5,770)
Purchase accounting amortization	(62)	(50)
Non-GAAP Operating expenses	$70,663	$71,129

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	June 30,
	2015		2014
GAAP Operating income	$29,362		$37,761
Stock-based compensation	8,050		6,305
Purchase accounting amortization	62		50
Non-GAAP Operating income	$37,474		$44,116

GAAP Net income	$21,228		$28,672
Stock-based compensation	8,050		6,305
Purchase accounting amortization	62		50
Income tax effect of above items	(2,338)		(1,800)
Income tax effect of unusual tax items	(994)	(1)	(273)	(1)
Non-GAAP Net income	$26,008		$32,954

GAAP Diluted earnings per common share	$0.55		$0.68
Stock-based compensation	0.21		0.15
Income tax effect	(0.09)		(0.05)
Non-GAAP Diluted earnings per common share	$0.67		$0.78

Shares used in diluted earnings per common share calculation	38,943		42,466

(1)	Excluded amount represents tax benefits from the release of tax reserves.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q115	Q215	Q315	Q415	Q116
GAAP Gross profit	$114,710	$117,827	$119,916	$109,166	$107,358
Stock-based compensation	535	668	685	695	779
Non-GAAP Gross profit	$115,245	$118,495	$120,601	$109,861	$108,137
Non-GAAP Gross profit %	53.2%	54.9%	52.0%	54.7%	52.4%

GAAP Operating expenses	$76,949	$79,969	$79,302	$76,314	$77,996
Stock-based compensation	(5,770)	(6,719)	(6,745)	(6,774)	(7,271)
Purchase accounting amortization	(50)	(61)	(64)	(63)	(62)
Non-GAAP Operating expenses	$71,129	$73,189	$72,493	$69,477	$70,663

GAAP Operating income	$37,761	$37,858	$40,614	$32,852	$29,362
Stock-based compensation	6,305	7,387	7,430	7,469	8,050
Purchase accounting amortization	50	61	64	63	62
Non-GAAP Operating income	$44,116	$45,306	$48,108	$40,384	$37,474
Non-GAAP Operating income %	20.4%	21.0%	20.8%	20.1%	18.2%

GAAP Income before income taxes	$38,781	$37,173	$38,596	$30,701	$26,336
Stock-based compensation	6,305	7,387	7,430	7,469	8,050
Purchase accounting amortization	50	61	64	63	62
Non-GAAP Income before income taxes	$45,136	$44,621	$46,090	$38,233	$34,448

GAAP Income tax expense	$10,109	$9,752	$8,212	$4,877	$5,108
Income tax effect of above items	1,800	2,250	2,204	2,252	2,338
Income tax effect of unusual tax items	273	74	2,028	489	994
Non-GAAP Income tax expense	$12,182	$12,076	$12,444	$7,618	$8,440
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	27.1%	27.0%	19.9%	24.5%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q115	Q215	Q315	Q415	Q116
GAAP Net income	$28,672	$27,421	$30,384	$25,824	$21,228
Stock-based compensation	6,305	7,387	7,430	7,469	8,050
Purchase accounting amortization	50	61	64	63	62
Income tax effect of above items	(1,800)	(2,250)	(2,204)	(2,252)	(2,338)
Income tax effect of unusual tax items	(273)	(74)	(2,028)	(489)	(994)
Non-GAAP Net income	$32,954	$32,545	$33,646	$30,615	$26,008

GAAP Diluted earnings per common share	$0.68	$0.65	$0.71	$0.61	$0.55
Stock-based compensation	0.15	0.17	0.18	0.17	0.21
Income tax effect	(0.05)	(0.05)	(0.10)	(0.06)	(0.09)
Non-GAAP Diluted earnings per common share	$0.78	$0.77	$0.79	$0.72	$0.67

Shares used in diluted earnings per common share calculation	42,466	42,505	42,700	42,482	38,943

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Enterprise	$152,354	$156,680	$161,591	$148,660	$151,757
Consumer	64,308	59,125	70,190	52,102	54,601
Total net revenues	$216,662	$215,805	$231,781	$200,762	$206,358
Net revenues by geographic area from unaffiliated customers:
Domestic	$124,467	$123,697	$123,092	$116,351	$117,578
International	92,195	92,108	108,689	84,411	88,780
Total net revenues	$216,662	$215,805	$231,781	$200,762	$206,358

Balance Sheet accounts and metrics:
Accounts receivable, net	$150,765	$140,427	$157,322	$136,581	$127,160
Days sales outstanding (DSO)	63	59	61	61	55
Inventory, net	$60,968	$63,551	$57,724	$56,676	$55,918
Inventory turns	6.7	6.2	7.8	6.5	7.1